                                                     EXHIBIT INDEX ON PAGE 3

                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549
                              ---------------

                                FORM 8-K

                              CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported):  August 14, 1997

                        CARSON PIRIE SCOTT & CO.
-----------------------------------------------------------------------------
         (Exact name of registrant as specified in its charter)

                                Illinois
-----------------------------------------------------------------------------
            (State or other jurisdiction of incorporation)

        0-22682                                      37-0175980
-----------------------------------------------------------------------------
Commission File Number                   (IRS Employer Identification No.)

331 West Wisconsin Avenue, Milwaukee, Wisconsin          53203
-----------------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)

                              (414) 347-4141
-----------------------------------------------------------------------------
                       Registrant's Telephone Number

Item 5.  Other Events.

     On August 14, 1997, Carson Pirie Scott & Co. reported its second quarter and year to date financial results in a news release, a copy of which is attached as Exhibit 12.

Item 7.  Exhibits.

     See Exhibit Index on page 3 of this Current Report on Form 8-K.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Dated August 21, 1997.

                                        CARSON PIRIE SCOTT & CO.

                                        By:   /s/ Charles J. Hansen
                                              ------------------------
                                               Charles J. Hansen
                                               Vice President,
                                               General Counsel,
                                               and Secretary

                                EXHIBIT INDEX

1.   News release, dated August 14, 1997

                                  EXHIBIT 1

Investors                                             Media
James L. Stoffel                                      Edward P. Carroll, Jr.
V.P. - Treasurer                                      Executive V.P. Marketing
(414) 278-5769                                        (414) 347-5340

FOR IMMEDIATE RELEASE                                 THURSDAY, AUGUST 14, 1997


             CARSON PIRIE SCOTT & CO. SECOND QUARTER OPERATING
                  EARNINGS INCREASE 35% TO $0.23 PER SHARE


Milwaukee, Wisconsin, August 14, 1997 - Carson Pirie Scott & Co. (NYSE:CRP) today reported its second quarter and year to date financial results. Stanton J. Bluestone, Chairman and Chief Executive Officer of Carson Pirie Scott & Co., commented:

"I am pleased to report our ninth consecutive quarter of improvement in operating earnings per share. A combination of solid sales growth and diligent expense control generated the 35% operating EPS gain in the quarter."

"Our top line grew 8.3% in the quarter by virtue of a healthy 5.5% comparable store sales gain and the continued solid performance from the new stores the Company added in 1996. Nearly all merchandise categories contributed to our comparable store sales growth. Feminine Apparel continued its brisk sales trend with a 10% sales gain in the quarter and for the first half. In addition, the Men's Better Sportswear area grew 32% in the quarter with the largest sales increases in the American Designer lines. Shoes and Home Textiles also posted above average sales gains in the quarter."

"Our margin rate declined 40 basis points in the quarter. The decline was in line with our expectations and is partially due to a change in the mix of merchandise sold. Our expense rate improved 1.4 percentage points moving from 31.8% in 1996 to 30.4% in 1997 which more than offset the margin rate decline. The expense rate improvement resulted from the spreading of fixed expenses across a larger sales base and the absence of new store preopening charges in the current quarter. These operating improvements resulted in a 27% jump in EBITDA and a 35% operating EPS increase."

"The second quarter results brought to a close a very successful first half of 1997. Total sales increased 8.7% while comparable store sales increased 4.7%.
These strong sales results combined with diligent management of expenses generated a 23% increase in EBITDA and a 32% increase in operating EPS."

"I am cautiously optimistic about our prospects for the remainder of the year. As we enter the second half, our inventory is well positioned and the sales momentum in our core merchandise categories is encouraging."

Carson Pirie Scott & Co., a major department store retailer, operates 52 traditional department stores and 4 furniture stores: 31 Carson Pirie Scott stores in greater Chicago, Indiana and Minnesota; 13 Bergner's in central Illinois; and 12 Boston Stores in Wisconsin.

------------------------------------------------------------------------------------------------------------------------------
   CARSON PIRIE SCOTT & CO. AND SUBSIDIARIES
   Consolidated Statements of Operations
   (dollars in thousands, except per share amounts)
   ------------------------------------------------------------------------------------------------------------------------
                                        Three Months Ended            Six Months Ended          Trailing Twelve Months
                                    ---------------------------------------------------------------------------------------
                                    ---------------------------------------------------------------------------------------
                                       August 2,     August 3,     August 2,      August 3,     August 2,      August 3,
                                        1997          1996          1997           1996          1997           1996
                                     --------------------------------------------------------------------------------------
   Net sales                            $243,765      $224,986       $501,899      $461,755     $1,142,970     $1,075,460
   Cost of sales                        (154,268)     (141,464)      (322,023)     (295,206)      (726,897)      (685,434)
   Selling, general and
      administrative expenses            (74,192)      (71,470)      (150,484)     (142,710)      (314,906)      (300,105)
   ------------------------------------------------------------------------------------------------------------------------
      EBITDA                              15,305        12,052         29,392        23,839        101,167         89,921
   ------------------------------------------------------------------------------------------------------------------------
   Depreciation and
      amortization expense                (5,003)       (4,031)       (10,050)       (8,063)       (17,508)       (13,285)
   Other                                      91           (42)           151          (135)           473             35
   Nonrecurring items                     (3,645)            0         (4,162)            0         (4,162)           904
   ------------------------------------------------------------------------------------------------------------------------
      Income from operations               6,748         7,979         15,331        15,641         79,970         77,575
   Nonrecurring items                          0             0              0        12,065        (10,525)         5,230
   Interest expense, net                  (4,055)       (3,391)        (8,318)       (7,135)       (17,093)       (16,390)
   ------------------------------------------------------------------------------------------------------------------------
      Income before income taxes           2,693         4,588          7,013        20,571         52,352         66,415
   Income tax expense                     (1,066)       (1,808)        (2,777)       (8,105)       (20,772)       (26,445)
   ------------------------------------------------------------------------------------------------------------------------
      Net income                          $1,627        $2,780         $4,236       $12,466        $31,580        $39,970
   ------------------------------------------------------------------------------------------------------------------------
   Shares outstanding (in 000's)          16,448        16,782         16,479        16,791         16,511         16,762
   Net income per share:
      Operating                            $0.23         $0.17          $0.41         $0.31          $2.43          $2.12
      Primary                              $0.10         $0.17          $0.26         $0.74          $1.91          $2.38
      Fully diluted                        $0.10         $0.17          $0.26         $0.74          $1.91          $2.38
   Statistics:
      Same-store sales increase             5.5%        (0.4%)           4.7%          2.1%           3.3%           2.6%
      Gross margin rate                    36.7%         37.1%          35.8%         36.1%          36.4%          36.3%
      SG&A rate                           (30.4%)       (31.8%)        (30.0%)       (30.9%)        (27.6%)        (27.9%)
      EBITDA rate                           6.3%          5.4%           5.9%          5.2%           8.9%           8.4%
------------------------------------------------------------------------------------------------------------------------------

The Company provided the following highlights for the second quarter results:

                                   1997 Second Quarter Results Summary           1996 Second Quarter Results Summary
                                 -------------------------------------------    -------------------------------------------
                                 -------------------------------------------    -------------------------------------------
                                    Net                   Net                    Net                    Net
($ in millions, except EPS)        Sales      EBITDA     Income      EPS        Sales      EBITDA      Income      EPS
---------------------------
Operating results (1)<F1>          $243.8     $15.3      $3.8      $0.23        $225.0      $12.1       $2.8      $0.17
Nonrecurring Item:
    Year 2000 costs                  -          -       ($2.2)    ($0.13)         -           -           -         -
                                 ===========================================    =============================================
Total Company                      $243.8     $15.3      $1.6      $0.10        $225.0      $12.1       $2.8      $0.17
                                 ===========================================    =============================================

<F1>
(1)  Excludes nonrecurring items.

Sales: Sales increased 8.3% to $243.8 million in the second quarter of 1997 from the prior year's sales of $225.0 million. Sales rose 5.5% on a comparable store basis.

EBITDA: Earnings before interest, taxes, depreciation, amortization and other nonrecurring items ("EBITDA") increased 27% to $15.3 million in 1997 from $12.1 million in 1996. The EBITDA rate for the second quarter increased approximately 90 basis points from 5.4% in 1996 to 6.3% in 1997. The EBITDA rate improvement resulted primarily from leveraging of fixed expenses across a larger sales base.

Depreciation and amortization: The Company's depreciation and amortization expense increased from $4.0 million in 1996 to $5.0 million in 1997. The $1.0 million increase resulted from the higher fixed asset balances created through the Company's capital expenditure program and new store openings being added to an artificially low base due to fresh start accounting. The Company is anticipating a similar dollar increase to depreciation and amortization expense in each of the remaining quarters of 1997.

Interest Expense: Interest expense increased to $4.1 million in 1997 from $3.4 million in 1996. The increase occurred because the 1997 results do not include $0.5 million of interest income recorded in 1996 on an investment in County Seat Holdings, Inc. County Seat Holdings, Inc. filed for Chapter 11 bankruptcy protection in the third quarter of 1996 and the Company sold its investment in the first quarter of fiscal 1997.

Earnings per share ("EPS") results: Net income excluding nonrecurring items increased $1.0 million in the quarter versus the prior year second quarter. The improved EBITDA performance was partially offset by higher depreciation and interest charges. Operating EPS improved 35% from $0.17 to $0.23 per share. On a Total Company basis, EPS was $0.10 in 1997. The $0.13 difference versus operating EPS of $0.23 related to Year 2000 computer system preparation costs which included a previously disclosed $3.1 million write-down of the undepreciated asset value of a mainframe computer in conjunction with its lease termination.

The Company  provided the following  highlights  for its year to date  financial results:
                                      1997 First Half Results Summary              1996 First Half Results Summary
                                 -------------------------------------------  ---------------------------------------------
                                 -------------------------------------------  ---------------------------------------------
                                    Net                   Net                    Net                    Net
($ in millions, except EPS)        Sales      EBITDA     Income      EPS        Sales      EBITDA      Income      EPS
---------------------------
                                 -------------------------------------------  ---------------------------------------------
Operating results (1)<F1>          $501.9     $29.4       $6.7      $0.41       $461.8      $23.8       $5.2      $0.31
Nonrecurring Items:
    Sale of marketable               -          -          -          -           -           -         $9.0      $0.53
    securities
    Charitable contribution          -          -          -          -           -           -        ($1.5)    ($0.09)
    Write-off of loan fees           -          -          -          -           -           -        ($0.2)    ($0.01)
    Year 2000 costs                  -          -        ($2.5)    ($0.15)        -           -           -         -
                                 ===========================================  =============================================
Total Company                      $501.9     $29.4       $4.2      $0.26       $461.8      $23.8      $12.5      $0.74
                                 ===========================================  =============================================

<F1>
(1)  Excludes nonrecurring items.

Sales: Sales increased 8.7% to $501.9 million in the first half of 1997 from the prior year's sales of $461.8 million. Sales rose 4.7% on a comparable-store basis.

EBITDA: Earnings before interest, taxes, depreciation, amortization and other nonrecurring items ("EBITDA") increased 23% to $29.4 million in 1997 from $23.8 million in 1996. The EBITDA rate for the first half increased approximately 70 basis points from 5.2% in 1996 to 5.9% in 1997. The EBITDA rate improvement resulted primarily from leveraging of fixed expenses across a substantially larger sales base.

Depreciation and amortization: The Company's depreciation and amortization expense increased from $8.1 million in 1996 to $10.1 million in 1997. The $2.0 million increase resulted from the higher fixed asset balances created through the Company's capital expenditure program and new store openings being added to an artificially low base due to fresh start accounting.

Interest Expense: Interest expense increased to $8.3 million in 1997 from $7.1 million in 1996. The increase occurred because the 1997 results do not include $1.0 million of interest income recorded in 1996 on an investment in County Seat Holdings, Inc. County Seat Holdings, Inc. filed for Chapter 11 bankruptcy protection in the third quarter of 1996 and the Company sold its investment in the first quarter of fiscal 1997.

Earnings per share ("EPS") results: Net income excluding nonrecurring items increased $1.5 million in the current year first half versus the prior year. The improved EBITDA performance was partially offset by higher depreciation and interest charges. Operating EPS improved 32% from $0.31 to $0.41 per share. On a Total Company basis, EPS was $0.26 in 1997. The $0.15 difference versus operating EPS of $0.41 related to Year 2000 computer system preparation costs which included a previously disclosed $3.1 million write-down of the undepreciated asset value of a mainframe computer in conjunction with its lease termination.

Share Repurchase Program: During the second quarter, the Company repurchased 94,300 shares of its common stock for $2.9 million under a January 1997 $20 million share repurchase authorization. The Company repurchased 244,300 shares of its common stock for $7.4 million in the first half of 1997.

-----------------------------------------------------------------------------------------------------------------------------
   CARSON PIRIE SCOTT & CO. AND SUBSIDIARIES
   Consolidated Balance Sheets
   (dollars in thousands)
   ==========================================================================================================================
                                                                                       August 2,            August 3,
                        Assets                                                            1997                 1996
   ---------------------------------------------------------------------------------------------------------------------
        Cash and cash equivalents                                                     $     17,887       $       25,946
        Receivables, net                                                                   237,398              214,433
        Inventories                                                                        198,502              186,587
        Other current assets                                                                19,630               19,701
   ---------------------------------------------------------------------------------------------------------------------
   Total current assets                                                                    473,417              446,667
   ---------------------------------------------------------------------------------------------------------------------
   Property and equipment, net                                                             190,220              155,915
   Net deferred tax assets                                                                  39,095               38,562
   Other assets                                                                             10,785               22,840
   ---------------------------------------------------------------------------------------------------------------------
                                                                                      $    713,517       $      663,984
   ---------------------------------------------------------------------------------------------------------------------
                      Liabilities and Shareholders' Equity
   ---------------------------------------------------------------------------------------------------------------------
        Current maturities of long-term debt                                          $      2,765       $        2,766
        Accounts payable and accrued liabilities                                           163,064              150,898
   ---------------------------------------------------------------------------------------------------------------------
   Total current liabilities                                                               165,829              153,664
   ---------------------------------------------------------------------------------------------------------------------
   Other liabilities                                                                        49,989               43,451
   Accounts receivable securitization                                                       93,300               99,000
   Long-term debt, less current maturities                                                  46,525               47,431
   ---------------------------------------------------------------------------------------------------------------------
   Total liabilities                                                                       355,643              343,546
   ---------------------------------------------------------------------------------------------------------------------
   Shareholders' equity:
        Common stock and paid-in-capital                                                   171,864              166,006
        Retained earnings                                                                  186,010              154,432
   ---------------------------------------------------------------------------------------------------------------------
   Total shareholders' equity                                                              357,874              320,438
   ---------------------------------------------------------------------------------------------------------------------
                                                                                      $    713,517       $      663,984
   =====================================================================================================================
   =====================================================================================================================
        Net Debt / Capitalization                                                            25.8%                27.8%
        Net Debt / Capitalization  (excluding A/R Securitization)                             8.1%                 7.0%
   =====================================================================================================================